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                                                           EXHIBIT 23.6


CONSENT OF HAMBRECHT & QUIST LLC

         We hereby consent to the references to, and summary of, our oral advice which was given on December 13, 1999 to the Board of Directors of Westell Technologies, Inc. ("Westell") in the Joint Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4, as amended, relating to the proposed merger involving Teltrend Inc. and Theta Acquisition Corp., a subsidiary of Westell. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          HAMBRECHT & QUIST LLC


                                          By:  /s/ Mark J. Zanoli
                                             ----------------------------------
                                          Name:  Mark J. Zanoli
                                          Title:  Managing Director


February 4, 2000